II-VI INCORPORATED

                      BY-LAWS, as Amended

                       August 10, 2002


                         ARTICLE I

                  MEETING OF SHAREHOLDERS

     Section 1.01. ANNUAL MEETINGS; NOTICE. An annual meeting of the shareholders shall be held each year at such time and place within or without the Commonwealth of Pennsylvania as may be designated by the Board of Directors. Written notice of the annual meeting shall be given at least five (5) days prior to the meeting to each shareholder of record entitled to vote thereat, except in the instance where the meeting will consider a fundamental change in the corporation as defined in Chapter 19 of the Pennsylvania Business Corporation Law of 1988 in which case notice shall be given at least ten (10) days prior to the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law.

     Section 1.02. SPECIAL MEETINGS; NOTICE. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the Chairman or by the Board of Directors by delivering a written request to the Secretary, such meeting to be held not more than sixty (60) days after receipt of the request. Special meetings of the shareholders shall be held at such place as may be designated by the Board of Directors, or if not so designated, at the principal office of the corporation. Except as otherwise provided in Section 1.03(b) of these By-laws, written notice of special meetings specifying the place, day, and hour of the meeting and the general nature of the business to be transacted shall be given at least five (5) days prior to the meeting to each shareholder entitled to vote thereat, except in the instance where the meeting will consider a fundamental change in the corporation as defined in Chapter 19 of the Pennsylvania Business Corporation Law of 1988 in which case notice shall be given at least ten (10) days prior to the meeting. No business may be transacted at any special meeting other than that the general nature of which has been stated in the notice of meeting, and business which is germane thereto.

     Section 1.03.  ORGANIZATION AND MANNER OF ACTING.  (a)
PROXIES: Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him/her/it by proxy. Every proxy shall be executed or authenticated by the shareholder or by his/her/its duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the corporation or its designated agent. A shareholder or his/her/its duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him/her/it by proxy.
A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated as properly executed or authenticated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for purposes of a particular meeting or transaction. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation or its designated agent. (b)
QUORUM: A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting and except as otherwise provided by law, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be necessary and sufficient to constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continued to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from day to day to such time and place as they may determine by vote of shareholders entitled to cast a majority of the votes present, until a quorum as aforesaid shall be present at any such reconvened meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken unless the Board of Directors fixes a new record date. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The determination of shareholders entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment of that meeting unless the Board of Directors fixes a new record date. (c) VOTING: Unless otherwise provided in the Articles of Incorporation, these By-laws or by law, every shareholder of record shall be entitled to one vote for every share standing in his/her name on the books of the corporation. Elections of Directors need not be by ballot, except upon demand by a shareholder made at the election and before voting begins. In all elections of Directors, voting shall be conducted according to the principles of cumulative voting. Except as provided in the Articles of Incorporation, resolutions of the shareholders shall be adopted, and any action of the shareholders at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting are entitled to cast, except as otherwise provided by law. (d) PRESIDING OFFICER, SECRETARY: The Chairman of the Board, or in his/her absence or if such office is vacant the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the presiding officer hereinabove designated, the presiding officer shall be designated by the Board of Directors, or if not so designated, selected by the shareholders present; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. (e) MEETING BY TELEPHONE: One or more of the shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 1.04.  CONSENT OF SHAREHOLDERS IN LIEU OF
MEETING. Any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

     Section 1.05. VOTING LIST. The officer or agent having charge of the transfer books for the shares of the corporation shall make, for each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to inspection by any shareholder during the whole time of the meeting. If the corporation has 5,000 or more shareholders, the corporation may, in lieu of making such list, make such information available by any other means.

     Section 1.06. DETERMINATION OF SHAREHOLDERS OF RECORDS. The Board of Directors may fix a time, not more than ninety days before the date of any meeting of the shareholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or to vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting. The Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares requested in the name of the shareholder are held for the account of a specified person or persons.

     Section 1.07. JUDGES OF ELECTION OR VOTE. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his/her proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman of the meeting. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any shareholder or his/her proxy, the judges shall make a report in writing of any challenge or questions or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.


                         ARTICLE II

                         DIRECTORS

     Section 2.01.  NUMBER, ELECTION AND TERM OF OFFICE.
The number of Directors shall be at least five (5) and not more than nine (9) Directors, the exact number to be set from time to time by resolution of the Board of Directors. Until otherwise provided by resolution of the Board of Directors, the Board shall consist of six (6) Directors. Commencing with the annual meeting of the shareholders first following the adoption of these By-laws by the Board of Directors, the Board of Directors shall be divided into three classes in respect to term of office. Each class shall be as nearly equal in number as possible The term of office of Directors of the first class shall expire at the annual meeting of the shareholders in the first year following their election; the term of office of Directors of the second class shall expire at the annual meeting of the shareholders in the second year following their election; the term of office of Directors of the third class shall expire at the annual meeting of the shareholders in the third year following their election. Upon the expiration of the terms of office of the Directors as classified above, their successors shall be elected for the term of three years, so that, as nearly as possible, one-third (1/3) of the number of Directors of the corporation shall be elected annually. Directors shall be natural persons of full age, but need not be residents of Pennsylvania or shareholders of the corporation.

     Section 2.02. ORGANIZATION MEETING OR ANNUAL MEETING; NOTICE. An organization meeting, or annual meeting of the newly elected Board of Directors shall be held each year at the same place as and promptly after the annual meeting of shareholders. At such meeting, the Board of Directors shall organize itself and elect the executive officers of the corporation for the ensuing year, and may transact any other business. Notice of the organization meeting of the Board or of the business to be transacted thereat shall not be required to be given, except as otherwise expressly required herein or by law.

     Section 2.03. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, except that wherever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action.

     Section 2.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Board itself by vote at a meeting, or by any Director, or by the Chairman to be held at such place and day and hour and for such purposes as shall be specified by the person or persons calling the meeting in an oral or written notice at least one hour prior to the meeting. Any business may be transacted at a special meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law.

     Section 2.05. ORGANIZATION AND MANNER OF ACTING. At all meetings of the Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the acts of a majority of the Directors present at a meeting at which the quorum is present shall be the acts of the Board of Directors. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present, until a quorum as aforesaid shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any Director not present on at least the day prior to the date of reconvening. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened, except as otherwise expressly required herein or by law. The Chairman of the Board, or in his/her absence or if such office is vacant the President, shall preside at all meetings of the Board. The Secretary shall take the minutes at all meetings of the Board. In the absence of the presiding officer hereinabove designated, the Directors present shall select a member of the Board to preside; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

     Section 2.06. RESIGNATIONS. Any Director may resign by submitting to the Chairman of the Board or the President his/her resignation, which (unless otherwise specified therein) need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer.

     Section 2.07. REMOVAL OF DIRECTORS. (a) By action of the shareholders: The entire Board of Directors, or a class of the Board, where the Board is classified with respect to the power to elect Directors, or any individual Director may be removed from office at any time without assigning any cause therefor, by the vote of shareholders as provided by the Articles of Incorporation. In case the Board, or such a class of the Board, or any one or more Directors be so removed, new Directors may be elected at the same meeting. Unless the entire Board or a class of the Board be removed, not more than one Director at a time may be removed by any one vote of the shareholders. No individual Director shall be removed unless the entire Board or a class of the Board is removed in case the votes of a sufficient number of shares are cast against the resolution for his/her removal which if cumulatively voted at an annual election of the Board would be sufficient to elect at least one (1) Director. (b) By action of the Directors: The Board of Directors may declare vacant the office of a Director if he/she be declared of unsound mind by an order of court, or convicted of a felony, or for any other proper cause, or if, within sixty (60) days after notice of his/her election, he/she does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification these by-laws may specify. (c) Other removal: The provisions of this section shall not be deemed exclusive of any provision of law authorizing the removal of any Director or a class of the Board.

     Section 2.08. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board though less than a quorum or by the sole remaining Director, and each person so elected shall be a Director for the unexpired term of his/her predecessor in office, or, if a vacancy arises as a result of an increase in the number of Directors, the Director filling the vacancy shall be a Director for a term to be determined by the Board of Directors, but in no event to exceed a term of three years. Any such vacancy in any class of the Board of Directors may be filled by any incumbent member of any other class of the Board of Directors, provided, however, that such incumbent member shall consent to such election; such consent to such election shall be considered for the purposes of this
Section 2.08 to be a simultaneous resignation by such Director from his former class.

     Section 2.09. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any proper capacity and receiving compensation therefor.

     Section 2.10. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action which may be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors and shall be filed with the Secretary of the corporation.

     SECTION 2.11. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent in writing by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 2.12. TELEPHONE MEETINGS. Regular or special meetings of the Board of Directors may be held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 2.13. COMMITTEES OF THE BOARD. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. A committee, to the extent provided in the resolution creating it, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the corporation except as restricted by law. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

     Section 2.14. COMMITTEE RULES. Unless the Board of Directors provides otherwise, each committee designated by the Board may adopt and amend rules for the conduct of its business. In the absence of a resolution of the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these by-laws. One or more members of a committee of the Board may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other.

     Section 2.15. NOMINATIONS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of the corporation entitled to notice of, and to vote at, any meeting called for the election of Directors. Nominations, other than those made by or on behalf of the Board of Directors of the corporation, shall be made in writing and shall be received by the Chairman of the Board of the corporation not later than (i) with respect to an election of Directors to be held at an annual meeting of shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of Directors to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and residence address of each proposed nominee and of the notifying shareholder; (b) the principal occupations of each proposed nominee over the past five (5) years; (c) a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the total number of shares of the corporation that will be voted for each proposed nominee; (e) the total number of shares of the corporation owned by the notifying shareholder; (f) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder; (g) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (h) the written consent of each nominee to serve as a Director of the corporation if so elected.


                         ARTICLE III

                    OFFICERS AND EMPLOYEES

     Section 3.01. EXECUTIVE OFFICERS. The executive officers of the corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (as may be determined by the Board of Directors), the Secretary and the Treasurer, all of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person. Each executive officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his/her successor is duly elected and qualifies, or until his/her death, resignation or removal. At the discretion of the Board of Directors, the office of Chairman of the Board and the office of Vice President may be left vacant.

     Section 3.02. ELECTION, TERM, AND VACANCIES. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the annual meeting of the Board. If the election is not held at such meeting, the election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his/her successor has been duly elected and qualified or until his/her earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the Board of Directors.

     Section 3.03. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.04. ADDITIONAL AND ASSISTANT OFFICERS, AGENTS AND EMPLOYEES. The Board of Directors from time to time may appoint one or more other officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board of Directors or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President or any other executive officer may employ from time to time such other agents, employees and independent contractors as he/she may deem advisable, and prescribe their duties, conditions of employment and compensation. The President may dismiss any agent, employee or independent contractor not employed by authority of the Board, without prejudice to the contract rights, if any, of the person so dismissed.

     Section 3.05. THE CHAIRMAN. The Chairman of the Board, if any, shall be elected from among the Directors, shall preside at the meetings of the shareholders and of the Board of Directors at which he/she shall be present, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, and, in the event that the duties of the Chairman are not prescribed by the Board of Directors, the Chairman shall have duties at least as extensive as those prescribed for the office of the President in Section 3.06.

     Section 3.06. THE PRESIDENT. The President, subject to the control of the Board, shall have management and supervision over and exercise general executive powers concerning all the property, business and affairs of the corporation. The President shall be charged with carrying out the policies, programs, orders and resolutions adopted or approved by the Board, and shall have all powers and perform all duties incident to the office of general manager, and any further powers and duties as from time to time may be prescribed by the Board of Directors. He/she shall have the power to execute deeds, bonds, mortgages, other contracts, agreements and instruments of the corporation. The President shall be, ex officio, a member of all standing committees. Except as otherwise directed by the Board of Directors, all other officers shall render reports to the President.

     Section 3.07. THE VICE PRESIDENTS. Except as otherwise ordered by the Board of Directors, the Vice Presidents, if any, shall have and exercise such powers and duties as from time to time may be conferred upon them by the Board of Directors or by the President. The seniority of Vice Presidents, if seniority is to be assigned, may be designated at the time of their election. At the request of the President or in his/her absence or disability, the senior Vice President shall have and exercise the powers and duties of the President.

     Section 3.08.  THE SECRETARY.  The Secretary shall:
(a) keep or cause to be kept at the principal office of the corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles of Incorporation and of these By-laws; (b) attend to the giving of notices as may be required by law or these By-laws; (c) be custodian of the corporation's records and of the seal of the corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) have charge of and keep at the registered office of the corporation an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation and (e) have all powers and perform all duties incident to the office of Secretary, and such other powers and duties as may from time to time be prescribed by the Board of Directors or the President.

     Section 3.09.  THE TREASURER.  The Treasurer shall:
(a) be custodian of the corporation's contracts, policies, leases, deeds and other indicia of title, and all other business records, tax matters, financial documents and accounting records; (b) see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) be the principal officer in charge of tax and financial matters and of the accounting of the corporation;
(d) have charge and custody of and be responsible for the corporation's funds, securities, and investments; (e) receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the corporation, and deposit moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as shall be designated by the Board of Directors; (f) cause to be kept appropriate, complete and accurate books or records of account of all the corporation's business and transactions; (g) render to the President and the Board of Directors when and as required, an account of all his/her transactions as Treasurer, and a report as to the financial position and operations of the corporation; and (h) have all powers and perform all duties incident to the office of Treasurer, and such other powers and duties as may from tie to time be prescribed by the Board of Directors or the President.

     Section 3.10.  VACANCIES.  Vacancy in any office or
position by reason of death, resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this ARTICLE III for regular election or appointment to such office.

     Section 3.11. DELEGATION OF DUTIES. In case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or Director or other person whom it may select.

     Section 3.12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the corporation.


                          ARTICLE IV

                    SHARES OF CAPITAL STOCK

     Section 4.01. SHARE CERTIFICATES. Every holder of fully-paid stock in the corporation shall be entitled to a certificate or certificates, consecutively numbered, to be in such form as required by law and as the Board of Directors may from time to time prescribe, and signed by the Chairman of the Board or the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent and certify the number of shares of stock owned by such holder. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such Chairman of the Board, President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer may be facsimile. In case any transfer agent, registrar, officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such transfer agent, registrar, officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been issued by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such transfer agent, registrar, officer or officers of the corporation. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may in the discretion of the Board entitle the holder thereof to voting, dividend or other rights of shareholders.

     Section 4.02. TRANSFERS OF SHARES. Transfer of shares of stock of this corporation shall be made on the books of the corporation only upon surrender to the corporation or the transfer agent for cancellation of the certificate or certificates for such shares properly endorsed by the registered shareholder or by his/her assignee or legal representative, who shall furnish proper evidence of succession, assignment or authority to transfer, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

     Section 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determined.

     Section 4.04.  REGULATIONS RELATING TO SHARES.  The
Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

     Section 4.05. HOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.


                          ARTICLE V

        MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

     Section 5.01.  SIGNATURES ON NOTES, CHECKS, ETC.  All
properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidence of indebtedness of the corporation whatsoever, shall require such number of signatures, and shall be signed by such officers or agents of the corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

     Section 5.02. EXECUTION OF INSTRUMENTS GENERALLY. Except as provided in Section 5.01, all properly authorized deeds, mortgages, contracts and other instruments requiring execution by the corporation may be executed and delivered by any executive officer of the corporation; and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

     Section 5.03.  VOTING SECURITIES OWNED BY CORPORATION.
Voting securities in any other corporation held by this corporation shall be voted by the President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specified investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.



                          ARTICLE VI

                        INDEMNIFICATION

     Section 6.01.  STANDARD OF CARE AND JUSTIFIABLE
RELIANCE.

          (a) A Director of the corporation shall stand in a fiduciary relation to the corporation and shall perform his/her duties as a Director, including his/her duties as a member of any committee of the board upon which he/she may serve, in good faith, in a manner he/she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his/her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following (1) One or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (2) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person; and (3) A committee of the board upon which he/she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. A Director shall not be considered to be acting in good faith if he/she has knowledge concerning the matter in question that would cause his/her reliance to be unwarranted.

          (b) In discharging the duties of their respective positions, the board of Directors, committees of the board and individual Directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (a).

          (c) Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Section 6.02. PERSONAL LIABILITY OF DIRECTORS. A Director of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the Director has breached or failed to perform the duties of his/her office under Section 6.01 (relating to standard of care and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this section shall not apply to: (1) the responsibility or liability of a Director pursuant to any criminal statute; or (2) the liability of a Director for the payment of taxes pursuant to local, State or Federal law.

     Section 6.03. INDEMNIFICATION IN THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     Section 6.04. INDEMNIFICATION IN DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas of such other court shall deem proper.

     Section 6.05. WHEN INDEMNIFICATION IS NOT TO BE MADE. Indemnification pursuant to Section 6.03 and 6.04 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a Court to have constituted willful misconduct or recklessness.

     Section 6.06.  EXPENSES UPON SUCCESSFUL TERMINATION.
To the extent that a Director, officer, employee or agent or the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections 6.03 and 6.04, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

     Section 6.07. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification under Sections 6.03 and 6.04 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections 6.02,
6.03 and 6.04. Such determination shall be made: (1) by the board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     Section 6.08. PAYMENT OF EXPENSES. Expenses incurred by an officer, Director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation.

     Section 6.09. INDEMNIFICATION RIGHTS, SUPPLEMENTAL AND CONTINUING. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                         ARTICLE VII

                    AMENDMENT OF BY-LAWS

     Section 7.01. AMENDMENT. Except as otherwise provided in the Articles of Incorporation or in Section 1.03(c) of these By-laws, these By-laws may be altered, amended and repealed, and new By-laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, or by the vote of a majority of the full Board of Directors of the corporation, at any regular or special meeting. In each case, notice of the specific Section proposed to be changed must be given to the shareholders or to the Directors, as the case may be. No provision of these By-laws shall vest any property right in any shareholder.

     Section 7.02. CERTAIN AMENDMENTS. Notwithstanding the provisions of Section 7.01, the Board of Directors shall not have the authority to adopt or change a By-law on any subject that is committed expressly to the shareholders by any of the provisions of Subpart B of the Pennsylvania Business Corporation Law of 1988.


                          ARTICLE VIII

                       GENERAL PROVISIONS

     Section 8.01. OFFICES. The principal office of the corporation shall be at Saxonburg Boulevard, Saxonburg, Butler County, Pennsylvania. The registered office of the corporation, required by the Pennsylvania Business Corporation Law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the same as the principal office. The address of the registered office may be changed from time to time by the Board of Directors. The corporation may also have additional offices and places of business at such other places within or without the Commonwealth of Pennsylvania as the business of the corporation may require.

     Section 8.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and the year and state of incorporation.

     Section 8.03. FISCAL YEAR. The fiscal year of the corporation shall end on such day as shall be fixed by resolution of the Board of Directors.

     Section 8.04. FINANCIAL REPORTS TO SHAREHOLDERS. The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

     Section 8.05. INSPECTION OF CORPORATE RECORDS. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and Directors, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

     Section 8.06. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

          (1) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

          (2) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this Section.

     Section 8.07. DISALLOWED EXPENSES; REIMBURSEMENT. Any payments made to an officer or employee of the corporation, such as salary, commission, bonus, interest or rent or entertainment or travel expense, which shall be disallowed to the corporation in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer's or employee's future compensation, until the amount owed to the corporation has been received.

     Section 8.08.  NOTICES; WAIVER OF NOTICE.  (a) NOTICE:
Whenever under these By-laws or by law notice is required to be given to any person, including written notice (and unless otherwise provided by these By-laws or by law), it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his/her address appearing on the books of the corporation, or supplied by him/her to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting; except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the notice. (b) WAIVER: Whenever under these By-laws or by law written notice is required to be given to any person, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. (c) ATTENDANCE CONSTITUTES WAIVER:
Attendance of a person in person, or by proxy in the case of a shareholder, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.